UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2025, Viasat, Inc. (the “Company”) announced that Kumara Guru Gowrappan will cease serving as President of the Company as of January 23, 2025.

Mr. Gowrappan and the Company are expected to enter into an employment transition agreement, whereby Mr. Gowrappan will provide transition services to the Company until April 30, 2025 (or, if earlier, the date on which Mr. Gowrappan’s employment with the Company terminates). During the transition period, Mr. Gowrappan will provide advisory and transitional services to the Company and will report to the Chief Executive Officer. During the transition period, Mr. Gowrappan will continue to receive his current base salary of $1,000,000 per year, employee benefits pursuant to the Company’s benefit plans and his Company equity awards will continue to vest according to their terms. Upon the expiration of the transition period for any reason other than Mr. Gowrappan’s termination for cause, subject to Mr. Gowrappan’s execution of a general release of claims and compliance with applicable restrictive covenants, the Company will provide Mr. Gowrappan with the severance provided under his severance agreement with the Company, plus an additional lump sum cash payment of $250,000.

The summary of Mr. Gowrappan’s transition agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the transition agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2025 and incorporated by reference herein.

Additionally, on January 22, 2025, the Company announced that Girish Chandran, the Company’s Chief Technology Officer, will take on additional responsibilities as the President of Global Space Networks as of January 22, 2025 (the “Transition Date”), and that concurrently therewith, Craig Miller, the Company’s President, Global Space Networks, ceased serving in such position as of the Transition Date and will continue his employment with the Company as Senior Vice President, Strategic Initiatives.

A copy of the press release announcing the executive reorganization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 22, 2025, issued by Viasat, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: January 22, 2025	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel

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